INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

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CROWN ELECTROKINETICS CORP.

(Name of Registrant As Specified In Charter)

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CROWN ELECTROKINETICS CORP.

1110 NE Circle Blvd., Corvallis, Oregon 97330

Dear Stockholders:

We are writing to advise you that stockholders of Crown Electrokinetics Corp., a Delaware corporation (our “company,” “we” or “us”), holding a majority of the voting rights of our common stock, executed a written consent in lieu of a special meeting dated October 29, 2020 authorizing our Board of Directors to take all steps necessary to effect, at any time prior to the one-year anniversary of the date of the written consent, a reverse stock split of all outstanding shares of our common stock at an exchange ratio of up to one-for-six (1:6) shares (the “Reverse Split”), with our Board of Directors retaining the discretion of whether to implement the Reverse Split and at which exchange ratio to effect the Reverse Split.  Our Board of Directors also approved the proposed Reverse Split on October 22, 2020, but has not yet determined whether to implement the Reverse Split or at which exchange ratio to implement the Reverse Split.

Our Board of Directors has fixed the close of business on November __, 2020 (the “Record Date”) as the record date for the determination of stockholders entitled to notice of the action by written consent.  Pursuant to Rule 14c-2 under the Exchange Act, the Reverse Split will not be implemented until at least twenty (20) calendar days after the mailing of this Information Statement to our stockholders.  This Information Statement will be mailed on or about November __, 2020 to stockholders of record at the close of business on the Record Date. The Board may effectuate the Reverse Split at any time prior to the first anniversary of the date of the written consent, subject to the restrictions imposed by Rule 14c-2 of the Exchange Act.

No action is required by you to effectuate this action. The accompanying Information Statement is furnished only to inform our stockholders in accordance with Rule 14c-2 promulgated under the Exchange Act of the action described above before it takes effect.  This letter is the notice required by Section 228 of the Delaware General Corporation Law.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF THE VOTING POWER OF OUR COMMON STOCK HAVE VOTED TO AUTHORIZE THE REVERSE SPLIT.  THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

Please feel free to call us at (800) 674-3612 should you have any questions on the enclosed Information Statement.

For the Board of Directors of

Date: November __, 2020	CROWN ELECTROKINETICS CORP.

	By:	/s/ Doug Croxall
Doug Croxall
Chief Executive Officer

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

CROWN ELECTROKINETICS CORP.

1110 NE Circle Blvd.

Corvallis, OR 97330

INFORMATION STATEMENT

(Preliminary)

October 30, 2020

GENERAL INFORMATION

Crown Electrokinetics Corp. (our “company,” “we” or “us”) is furnishing this Information Statement to you to provide a description of actions taken by our board of directors (the “Board”) on October 22, 2020 and by the holders of voting shares representing at least a majority of the voting rights of our common stock (the “Majority Stockholders”), par value $0.0001 per share (“Common Stock”), in accordance with the relevant sections of the Delaware General Corporation Law (the “DGCL”).

This Information Statement is being mailed on or about November __, 2020 to stockholders of record on November __, 2020 (the “Record Date”). This Information Statement is being delivered only to inform you of the corporate action described herein in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before such action takes effect. No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF THE VOTING POWER OF OUR COMMON STOCK HAVE VOTED TO AUTHORIZE THE REVERSE SPLIT. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

General Description of Corporate Action

On October 29, 2020, the Majority Stockholders delivered an executed written consent in lieu of a special meeting authorizing and approving an amendment to our Certificate of Incorporation (the “Amendment”) to effect a reverse stock split of all outstanding shares of our Common Stock, at an exchange ratio of up to one-for-six (1:6) shares (the “Reverse Split”), with the Board maintaining the discretion of whether or not to implement the Reverse Split and at which exchange ratio to implement the Reverse Split.

On October 22, 2020, the Board unanimously approved the Amendment and the Reverse Split. The Board will effect the Reverse Split, if at all, by filing the Amendment with the Delaware Secretary of State, which will occur no sooner than 20 calendar days after the date this Information Statement has been mailed to stockholders.  After such 20-day period, the Board has the authority to effect the Reverse Split at any time prior to the one-year anniversary of the date of the written consent of the Majority Stockholders. A form of the Amendment to the Certificate of Incorporation is attached to this Information Statement as Appendix A.  No further action on the part of our stockholders is required to authorize or effect the Reverse Split.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board believes that the Reverse Split is in the best interest of our company and our stockholders for the reasons described herein. No assurance can be given that any of the reasons cited in this Information Statement will ultimately be proven to be correct.

This Information Statement contains a brief summary of the material aspects of the Reverse Split.

APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

The Board unanimously approved the Amendment authorizing the Reverse Split, in the form attached hereto as Appendix A, which Amendment is incorporated herein by reference. The following description of the Amendment is intended to be a summary only and is qualified in its entirety by the terms of the Amendment.

General

The Board approved a resolution authorizing a reverse stock split of our Common Stock at an exchange ratio of up to one-for-six (1:6) shares.  Pursuant to the Reverse Split, depending on the exchange ratio determined by the Board, up to every six shares of our Common Stock will automatically be converted into one share of Common Stock.  No fractional shares will be issued in connection with the foregoing combination; all shares of Common Stock that are held by a stockholder will be aggregated and each stockholder will be entitled to receive the number of whole shares resulting from the combination of the shares so aggregated. Any fractions resulting from the Reverse Split computation will be rounded up to the next whole share.

Our Board has not yet determined whether to implement the Reverse Split. We may not implement the Reverse Split until twenty (20) days after the mailing of an Information Statement under Regulation 14C to the company stockholders entitled to receive same. After such 20-day period, the Board has the authority to effect the Reverse Split at any time prior to the one-year anniversary of the date of the written consent of the Majority Stockholders, including a date prior to the Closing of the Offering. The Board may also abandon the Reverse Split.

PLEASE NOTE THAT THE REVERSE SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN OUR COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF WHOLE SHARES IN EXCHANGE FOR ANY FRACTIONAL SHARES RESULTING FROM THE REVERSE SPLIT.

Purpose and Material Effects of the Reverse Split

Our Common Stock is currently listed on the OTC:QB. In order to list our common stock on The Nasdaq Stock Market, we must satisfy various listing standards established by the exchange, including minimum bid price requirements.

We also believe that if we are successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If we are successful in generating interest among such entities, we anticipate that our Common Stock would have greater liquidity and a stronger investor base. After consulting with investment bankers and advisors, the Board approved the Reverse Split at an exchange ratio of up to one-for-six (1:6) shares.  On October 29, 2020, the Majority Stockholders consented to resolutions authorizing the Board to effect the Reverse Split, with the Board retaining the discretion of whether to implement the Reverse Split and at which exchange ratio to effect the Reverse Split.

Our Board unanimously approved the Reverse Split on October 22, 2020, but the Board has not yet determined whether to implement the Reverse Split. We may not implement the Reverse Split until twenty (20) days after the mailing of an Information Statement under Regulation 14C to company stockholders entitled to receive same. After such 20-day period, the Board has the authority to effect the Reverse Split at any time prior to the one-year anniversary of the date of the written consent of the Majority Stockholders, including a date prior to the Closing of the Offering. We believe that granting the Board such discretion, including the discretion to determine the exchange ratio of the Reverse Split at any exchange ratio of up to one-for-six (1:6) shares, provides the Board with maximum flexibility to react to prevailing market conditions, and the Board will implement the Reverse Split only upon its determination that the Reverse Split is then in the best interests of our company and our stockholders.

The Reverse Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act . We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Effect on Holders of Common Stock. The principal effect of the Reverse Split, assuming the Board implements the Reverse Split at the maximum exchange ratio of one-for-six (1:6) shares, will be that the number of shares of Common Stock issued and outstanding will be reduced from 27,655,418 shares to 4,609,237 shares (depending on the number of whole shares issued in exchange for any fractional shares). Any fractional shares resulting from the Reverse Split will be rounded up to the nearest whole share, as described below under “Fractional Shares.”

The Reverse Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to less than the present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The Reverse Split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes as a result of the “rounding up” of fractional shares. Our Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable.

Stockholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the effective date of the Reverse Split divided by up to six, depending on the exchange ratio selected by the Board). While we expect that the Reverse Split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the reverse split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of our stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

Fractional Shares

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. In order to avoid the expense and inconvenience of issuing and transferring fractional shares of Common Stock to stockholders who would otherwise be entitled to receive fractional shares of Common Stock following the Reverse Split, all shares of Common Stock that are held by a stockholder will be aggregated and each stockholder shall be entitled to receive the number of whole shares resulting from the combination of the shares so aggregated. Any fractions resulting from the Reverse Split computation shall be rounded up to the next whole share.

Procedure for Exchange of Stock Certificates

We anticipate that the Reverse Split will become effective, if at all, on a date as determined by the Board at least twenty (20) days after the mailing of an Information Statement under Regulation 14C to stockholders entitled to receive same and prior to the one-year anniversary of the date of the written consent of the Majority Stockholders, including a date prior to the Closing of the Offering. Beginning on the effective date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Our transfer agent, Equiniti Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the “exchange agent.” Holders of pre-reverse split shares are asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal.

Our stockholders are not entitled to appraisal rights under the DGCL in connection with the Reverse Split.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

Anti-Takeover Effects of the Reverse Split

THE OVERALL EFFECT OF THE REVERSE SPLIT MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS INCREASE THE DIFFICULTY OF REMOVING MANAGEMENT.

The effective increase in our unissued shares could potentially be used by management to thwart a take-over attempt.  The over-all effects of the Amendment might be to render it more difficult to consummate or otherwise discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of our securities and the removal of incumbent management. The Amendment could make the accomplishment of a merger or similar transaction more difficult, even if it is beneficial to stockholders. Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders, that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.

The Amendment is not the result of management’s knowledge of an effort to accumulate the issuer’s securities or to obtain control of the issuer by means of a merger, tender offer, solicitation or otherwise.

As discussed above, the Reverse Split was approved by the Board. There are no rules or practices on any stock exchange that permit such exchange to reserve the right to refuse to list or to de-list any stock which completes a reverse stock split.

Summary of Reverse Split

Below is a brief summary of the Reverse Split:

●	Assuming the Board effects the Reverse Split at the maximum exchange ratio of one-for-six (1:6) shares, the issued and outstanding shares of Common Stock shall be reduced on the basis of one post-stock split share of our Common Stock for up to every six pre-stock split shares of Common Stock outstanding (a ratio of 1:6). The Board may implement the Reverse Split at a lesser exchange ratio. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the consolidation.

●	Assuming the Board effects the Reverse Split at the maximum exchange ratio of one-for-six (1:6) shares, as a result of the reduction of our Common Stock, the pre-split total of issued and outstanding shares of 27,655,418 shall be consolidated to a total of approximately 4,609,237 issued and outstanding shares (depending on the number of fractional shares rounded up to whole shares).

●	The par value of our Common Stock will not change.

●	The Reverse Split has been approved by the Board and the Majority Stockholders.

NO APPRAISAL RIGHTS

Under the DGCL, stockholders are not entitled to appraisal rights with respect to the Amendment to the Certificate of Incorporation to effect the Reverse Split and we will not independently provide stockholders with any such right.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain federal income tax consequences of the Reverse Split to us and the holders of our Common Stock.  This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations.  This discussion only applies to stockholders that are U.S. persons as defined in the Internal Revenue Code of 1986, as amended, and does not describe all of the tax consequences that may be relevant to a stockholder in light of his particular circumstances or to stockholders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their Common Stock as compensation).  In addition, this summary is limited to stockholders that hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction or alternative minimum tax consequences. The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder.

WE URGE ALL STOCKHOLDERS TO CONSULT THEIR OWN TAX ADVISERS TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO EACH OF THEM OF THE REVERSE SPLIT.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. We believe, however, that because the Reverse Split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of our company, the Reverse Split should have the federal income tax effects described below:

●	The exchange of pre-split shares for post-split shares should not result in recognition of gain or loss for federal income tax purposes.

●	The stockholder’s aggregate tax basis in the post-split shares would equal that stockholder’s aggregate tax basis in the pre-split shares.

●	The stockholder’s holding period for the post-split shares will include such stockholder’s holding period for the pre-split shares.

●	Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange therefor would also be held as a capital asset.

Our company should not recognize gain or loss as a result of the Reverse Split.

EFFECTIVE DATE OF REVERSE SPLIT

The Board will effect the Reverse Split, if at all, by filing the Amendment with the Delaware Secretary of State, which will occur no sooner than 20 calendar days after the date this Information Statement has been mailed to stockholders.  After such 20-day period, the Board has the authority to effect the Reverse Split at any time prior to the one-year anniversary of the date of the written consent of the Majority Stockholders, including a date prior to the Closing of the Offering. Our Board may also abandon the Reverse Split.

OUTSTANDING VOTING SECURITIES

Our authorized capital stock consists of 200,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock. As of the Record Date, we had issued and outstanding:

●	27,655,418 shares of Common Stock

The number of voting shares outstanding excludes shares of Common Stock subject to stock purchase warrants outstanding and shares of Common Stock reserved for issuance pursuant to our 2016 Equity Incentive Plan.

On or about October 29, 2020, the Majority Shareholders, which stockholders are the holders of at least a majority of the voting power of our outstanding shares of Common Stock, executed and delivered to us a written consent approving the Reverse Split. As the Reverse Split was approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The DGCL provides in substance that unless our Certificate of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters to be voted upon by stockholders. Holders of our Common Stock are entitled, among other things, (i) to share ratably in dividends if, when and as declared by the Board out of funds legally available therefore and (ii) in the event of liquidation, dissolution or winding-up of our company, to share ratably in the distribution of assets legally available therefore, after payment of debts and expenses. Holders of our Common Stock have no subscription, redemption or conversion rights. The holders of our Common Stock do not have cumulative voting rights in the election of directors and have no preemptive rights to subscribe for additional shares of our capital stock. The rights, preferences and privileges of holders of our Common Stock are subject to the terms of any series of Preferred Stock that may be issued and outstanding from time to time. A vote of the holders of a majority of our Common Stock is generally required to take action under our Certificate of Incorporation and Bylaws.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of October 29, 2020 by:

●	each person known by us to be a beneficial owner of more than 5% of our outstanding Common Stock;

●	each of our directors;

●	each of our named executive officers; and

●	all directors and executive officers as a group.

The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after, October 29, 2020.  Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.  Except as indicated by footnote, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

In the table below, the percentage of ownership of our Common Stock is based on 27,655,418 shares of Common Stock outstanding as of October 29, 2020.   Unless otherwise noted below, the address of the persons listed on the table is c/o Crown Electrokinetics Corp.,1110 NE Circle Blvd., Corvallis, Oregon 97330.

	Common Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
Douglas Croxall(1)	7,988,343	28.89%
James Douvikas	2,000,000	7.23%
Timothy Koch	2,000,000	7.23%

All named executive officers and directors as a group (three persons)	11,988,343	43.35%
(1)	Includes 4,080,000 shares of common stock held by Mr. Croxall’s wife, Natasha Allas.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements regarding our business, anticipated financial or operational results, our objectives, the amount and timing of the contemplated initial public offering of our Common Stock. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of ours with the SEC.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act  and in accordance therewith file reports, proxy statements and other information, including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”), with the SEC. Reports and other information we file with the SEC can be inspected and copied at the public reference facilities maintained at the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We may send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, we will deliver promptly upon written or oral request a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which we should direct the additional copy of this Information Statement, to us at 1110 NE Circle Blvd., Corvallis Oregon 97330, telephone: (800) 674-3612.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer us to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the us at, our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to our principal executive offices.

This Information Statement is provided to the holders of Common Stock only for information purposes in connection with the actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

MISCELLANEOUS MATTERS

We will bear the entire cost of furnishing this Information Statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

This Information Statement is being mailed on or about November __, 2020 to all stockholders of record as of the Record Date. You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Delaware and the Reverse Split will not become effective until at least 20 calendar days after the mailing of an Information Statement to stockholders entitled to receive same.

Date: November __, 2020

By Order of the Board of Directors
CROWN ELECTROKINETICS CORP.

/s/ Doug Croxall
Doug Croxall
Chief Executive Officer

APPENDIX A

FORM OF

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

CROWN ELECTROKINETICS CORP.

Crown Electrokinetics Corp. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The name of this corporation is Crown Electrokinetics Corp.

SECOND: The date of filing of the Corporation’s original certificate of incorporation with the Secretary of State of the State of Delaware was  January 14, 2016 (as 2D Nanocolor Corp.) and which has been amended from time to time (as amended to date, the “Certificate of Incorporation”).

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Section 242 of the DGCL, adopted resolutions to amend the Certificate of Incorporation as follows:

Article Fourth of the Certificate of Incorporation is hereby amended to provide that:

Effective as of the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware, a one-for- (1: ) reverse split of the outstanding Common Stock of the Corporation shall occur pursuant to which (i) every ( ) shares of outstanding Common Stock of the Corporation shall be converted into one (1) share of Common Stock (the “Reverse Split”). The Reverse Split shall not affect the number of authorized shares of Common Stock or Preferred Stock of the Corporation or the par value per share of the Common Stock or Preferred Stock, such that immediately after the Reverse Split the total number of shares of all classes of capital stock that the Corporation is authorized to issue will be 250,000,000, of which 200,000,000 shall be Common Stock having a par value per share of $0.0001 and of which 50,000,000 shall be Preferred Stock having a par value per share of $0.0001. No fractional share shall be issued in connection with the foregoing combination; all shares of Common Stock that are held by a stockholder will be aggregated and each stockholder shall be entitled to receive the number of whole shares resulting from the combination of the shares so aggregated. Any fractions resulting from the Reverse Split computation shall be rounded up to the next whole share. Except as set forth above in this paragraph, Article Fourth of the Certificate of Incorporation remains in full force and effect.

FOURTH: This Certificate of Amendment has been duly adopted and approved by the Board of Directors.

FIFTH: This Certificate of Amendment has been duly adopted in accordance with sections 245 and 242 of the DGCL.

IN WITNESS WHEREOF, Crown Electrokinetics Corp. has caused this Certificate of Amendment to be signed by its Chief Executive Officer on November ___, 2020.

CROWN ELECTROKINETICS CORP.

By:
Name:	Doug Croxall
Title:	Chief Executive Officer